UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 5, 2012

CoreSite Realty Corporation

(Exact name of registrant as specified in its charter)

Maryland	001-34877	27-1925611
(State or other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)

1050 17th Street, Suite 800
Denver, CO	80265
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (866) 777-2673

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On November 26, 2012, CoreSite Realty Corporation (the “Company” or “CoreSite”) announced that its Board of Directors declared a dividend of $0.27 per share on common stock, par value $0.01 per share, and common stock equivalents for the fourth quarter of 2012.

In addition, on November 12, 2012, the Company entered into a lease agreement with an existing customer requiring a capital commitment in 2013 of approximately $19 million in excess of the planned near-term development projects reflected in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2012.

On November 5, 2012, the Company reached a non-binding agreement with the landlord of its One Wilshire facility to add five years to the existing term of the lease, which would result in contractual rights to control the space under a new primary term running through July 2022, with extension rights through July 2037.  Base rent would remain unchanged from the current lease and would continue to increase 3% annually on the renewed space, including through all renewal periods.  If binding terms are agreed upon by the parties, the Company also would receive a $1.3 million cash payment and an exclusive use right with respect to specified electrical infrastructure.  The Company is in the process of formalizing final documentation, which it expects to complete in the fourth quarter of 2012.

Forward Looking Statements

This Current Report on Form 8-K may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond CoreSite’s control, that may cause actual results to differ significantly from those expressed in any forward-looking statement. These risks include, without limitation: the geographic concentration of CoreSite’s data centers in certain markets and any adverse developments in local economic conditions or the demand for data center space in these markets; fluctuations in interest rates and increased operating costs; difficulties in identifying properties to acquire and completing acquisitions; significant industry competition; CoreSite’s failure to obtain necessary outside financing; CoreSite’s failure to qualify or maintain its status as a REIT; financial market fluctuations; changes in real estate and zoning laws and increases in real property tax rates; and other factors affecting the real estate industry generally. All forward-looking statements reflect CoreSite’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Furthermore, CoreSite disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause CoreSite’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in CoreSite’s most recent annual report on Form 10-K, and other risks described in documents subsequently filed by CoreSite from time to time with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 4, 2012	CoreSite Realty Corporation

	By:	/s/ Jeffrey S. Finnin
	Name:	Jeffrey S. Finnin
	Title:	Chief Financial Officer